UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 11, 2008

SWMX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-130586	20-5296949
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bridge Street, Irvington, NY	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 406-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 11, 2008, SWMX, Inc. (the “Company”) and its subsidiary, SoftWave Media Exchange, Inc. (“Softwave” and, together with the Company, the “Borrowers”), received notice (the “Default Notice”) from BlueCrest Capital Finance, L.P. (the “Lender”), that an “Event of Default” had occurred under the Loan and Security Agreement, dated as of March 23, 2007 (as amended, the “Loan Agreement”), between the Borrowers and Lender, and that as a result thereof, all of Borrowers’ liabilities under the Loan Agreement have been accelerated and become immediately due and payable.

The events alleged by Lender to constitute an Event of Default under the Loan Agreement include (i) Borrowers’ failure to make payments due to Lender On January 2, 2008, (ii) Borrowers’ failure to timely deliver to Lender Weekly Cash Reports (as defined in the Loan Agreement) and (iii) Borrowers’ failure to maintain the Weekly Cash Balances (as defined in the Loan Agreement) required to be maintained by them for the weeks ended December 15, 2007, December 22, 2007, December 29, 2007, and January 5, 2008.

The Default Notice further provides, that as a result of the alleged Events of Default (i) all outstanding loans under the Loan Agreement shall bear interest at the default rate provided under the Loan Agreement (two percent per annum in excess of the rate of interest otherwise applicable), and (ii) Lender’s commitment to provide revolving loans to Borrowers under the Loan Agreement has been terminated.

In addition, pursuant to the Default Notice, the Lender also agreed to advance Borrowers $216,000 of additional loans under the Loan Agreement to fund payments to certain specified creditors of Borrowers so as to preserve the value of Borrowers’ business.

As of January 10, 2008, the Borrowers owed Lender approximately $5,550,000 under the Loan Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, the Company, Inc. received the resignation of Michael Caprio from his position as executive vice president and secretary of the Company and of its wholly-owned subsidiary, SoftWave, effective January 15, 2008.

On January 14, 2008, Joshua Wexler resigned from his position as chief executive officer and director of the Company and SoftWave.

On January 15, 2008, each of Bruce J. Fogel and Edward T. Karlik resigned as directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2008	SWMX, INC.

By: /s/ Stavros Aloizos
Stavros Aloizos
Chief Technology Officer